                                                                      EXHIBIT 11

                   INTERNATIONAL ASSETS HOLDING CORPORATION
                STATEMENT OF COMPUTATION OF EARNINGS PER SHARE

               For the Six Months Ended March 31, 2001 and 2000

                                                                                 2001 (1)                 2000
                                                                                 --------                 ----
Basic (Loss) Earnings Per Share
Numerator:
  Net (loss) income                                                            $ (1,482,365)            $  620,033

Denominator:
  Weighted average number of common shares outstanding                            2,218,356              2,059,493

Basic (loss) earnings per share                                                $      (0.67)            $     0.30


Diluted (Loss) Earnings Per Share
Numerator:
  Net (loss) income                                                            $ (1,482,365)            $  620,033

Denominator:
  Weighted average number of common shares outstanding                            2,218,356              2,059,493

  Weighted average number of net common shares that would
  be issued upon exercise of dilutive options assuming
  proceeds used to repurchase shares pursuant to the treasury
  stock method (2)                                                                        -                324,682

  Weighted average number of common shares and dilutive
  potential common shares outstanding                                             2,218,356              2,384,175


Diluted (loss) earnings per share                                              $      (0.67)            $     0.26
----------------------------------------------------------------------------------------------------------------------

(1) Diluted loss per share is the same as basic loss per share due to the net loss in 2001.

(2) The treasury stock method recognizes the use of proceeds that could be obtained upon exercise of options in computing diluted earnings per share. It assumes exercise of options as of the beginning of the period or when issued, if later, and that any proceeds would be used to purchase common stock at the average market price during the period.

                                                                      EXHIBIT 11

                   INTERNATIONAL ASSETS HOLDING CORPORATION
                STATEMENT OF COMPUTATION OF EARNINGS PER SHARE

              For the Three Months Ended March 31, 2001 and 2000


                                                                                2001 (1)                2000
                                                                                --------                ----
Basic (Loss) Earnings Per Share
Numerator:
  Net (loss) income                                                            $ (885,930)            $  217,147

Denominator:
  Weighted average number of common shares outstanding                          2,221,751              2,171,311


  Basic (loss) earnings per share                                              $    (0.40)            $     0.10


Diluted (Loss) Earnings Per Share
Numerator:
  Net (loss) income                                                            $ (885,930)            $  217,147

Denominator:
  Weighted average number of common shares outstanding                          2,221,751              2,171,311

  Weighted average number of net common shares that would
  be issued upon exercise of dilutive options assuming
  proceeds used to repurchase shares pursuant to the treasury
  stock method (2)                                                                      -                240,014

  Weighted average number of common shares and dilutive
  potential common shares outstanding                                           2,221,751              2,411,325


  Diluted (loss) earnings per share                                            $    (0.40)            $     0.09
--------------------------------------------------------------------------------------------------------------------

(1) Diluted loss per share is the same as basic loss per share due to the net loss in 2001.

(2) The treasury stock method recognizes the use of proceeds that could be obtained upon exercise of options in computing diluted earnings per share. It assumes exercise of options as of the beginning of the period or when issued, if later, and that any proceeds would be used to purchase common stock at the average market price during the period.